Exhibit 32.1
Provectus Pharmaceuticals, Inc.

Certification Pursuant to 18 U.S.C. § 1350
Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, H. Craig Dees, Ph.D., the Chief Executive Officer of Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company"), and Peter R. Culpepper, the Chief Financial Officer of the Company, hereby certify that:

1. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on May 12, 2006.

/s/ H. Craig Dees	/s/ Peter R. Culpepper

Name: H. Craig Dees Title: Chief Executive Officer	Name: Peter R. Culpepper Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Provectus Pharmaceuticals, Inc. and will be retained by Provectus Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.